Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-82368


                              Prospectus Supplement
                               Dated June 27, 2002

         The Prospectus dated May 15, 2002 relating to the offer for resale of up to $701,960,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s Zero-Coupon Convertible Senior Notes Due 2021, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated May 16, 2002:

                                                               Principal Amount
                                                                 of Registered
                     Selling Securityholders                        Notes
-------------------------------------------------------------- ----------------

Wachovia Securities, Inc.(1)..................................  $12,000,000

City of Shreveport Post Employees Retirement System...........     $290,000

               Total of Above.................................  $12,290,000

--------------------------------------------------------------------------------

               The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered notes held by Zurich Institutional Benchmarks Master Fund Ltd. is decreased to $0, the principal amount of registered notes held by Starvest Managed Portfolio is reduced to $0 and the principal amount of registered notes held by GDO Equity Arbitrage Master Fund is reduced to $7,000,000.


(1)      This selling securityholder is a broker-dealer.